UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2023

ZYNERBA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37526	26-0389433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300
Devon, PA	19333
(Address of principal executive offices)	(Zip Code)

(484) 581-7505

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYNE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported on a Form 8-K filed on June 14, 2023, Zynerba Pharmaceuticals, Inc. (the “Company”) convened its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on June 13, 2023 for the purposes described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 21, 2023 (the “Proxy Statement”), and partially adjourned the Annual Meeting solely with respect to Proposal 2 to allow additional time for stockholders to consider and vote on Proposal 2.

On August 25, 2023, the Annual Meeting was reconvened for the sole purpose of voting on Proposal 2. Only stockholders of record at the close of business on April 17, 2023, the record date for the Annual Meeting, were entitled to vote at the reconvened Annual Meeting. The following is a brief description of the final voting results for Proposal 2, as described in the Proxy Statement.

Proposal 2 — Approval of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Company. Proposal 2 is a proposal to amend the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-50, at any time prior to November 1, 2023. The affirmative vote of a majority of the outstanding shares entitled to vote was necessary for Proposal 2 to be approved. The Company received an insufficient number of votes and Proposal 2 was not approved. The results of the votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,075,228	2,392,824	420,846	0

The Company’s primary objective in asking for the authority to affect the reverse stock split was to raise the per share trading price of its common stock to the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market (the “Bid Price Rule”). On May 2, 2023, the Company received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that it had failed to comply with the Bid Price Rule and that it was provided an additional 180 calendar day period, or until October 30, 2023, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period. On August 28, 2023, the Company received a letter from Nasdaq indicating that it regained compliance with the Bid Price Rule based on the closing bid price of the Company’s common stock having been at $1.00 per share or greater for 10 consecutive business days and that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYNERBA PHARMACEUTICALS, INC.

Date:	August 29, 2023	By:	/s/ Albert P. Parker
Name: Albert P. Parker Title: Chief Legal Officer